Company Contact:	Investor Relations Contact:
Samantha Cohen	James R. Palczynski
Vice President of Public Relations	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 830.7454	(203) 222.9013

KENNETH COLE PRODUCTIONS ANNOUNCES

DEPARTURE OF INGO WILTS

(New York, NY, June 11, 2012) – Kenneth Cole Productions, Inc. (NYSE:KCP) announced today that Ingo Wilts will be stepping down from his post as Senior Vice President, Creative Director to pursue other professional interests.  Monday, June 11th will be Wilts’ last day.

"We appreciate Ingo's dedication and commitment during his tenure with the Company and wish him the best in his future endeavors,” says Kenneth Cole.

Effective Tuesday, June 12th, Kobi Halperin, former Executive Creative Director of Elie Tahari, will join the company in a consulting role as Women’s Sportswear Creative Director.   In this position, Mr. Halperin will collaborate closely with Kenneth Cole, the Company’s Chairman and Chief Creative Officer.

“We are excited about working with Kobi as he brings extraordinary experience as both a creative director and a leader to our organization,” says Cole.

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